Exhibit 10.5

PLEDGE AGREEMENT

ON

[NAME OF BAKERY]

BETWEEN

[NAME OF PLEDGOR]

AND

XINJIANG UNITED FAMILY TRADING CO., LTD

[Date of Agreement]

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (hereinafter, this “AGREEMENT”) is entered into in Urumqi, Xinjiang, the People’s Republic of China (hereinafter, “PRC”) as of [Date of Agreement] (the “SIGNING DATE”) by and between the following parties:

(1) [Name of Pledgor] (the “PLEDGOR”), a Chinese citizen, and the sole operator of [Name of Bakery]

IDENTITY CARD NUMBER: [ID Card No. of Pledgor]

(2) XINJIANG UNITED FAMILY TRADING CO., LTD (the “PLEDGEE”), a limited liability company legally established under the laws of PRC,

REGISTERED ADDRESS: No. 26 Culture Road, Tianshan District, Urumqi, Xinjiang, China，

UNIFIED SOCIAL CREDIT CODE: [*].

(The above parties hereinafter each referred to as a “PARTY” individually, and collectively, the “PARTIES.”)

WHEREAS:

1. [Name of Bakery] (“Bakery”) is an individually-owned business legally established and validly existing in China, and the Pledgor is the sole operator of Bakery and owns the whole operating rights until the Signing Date.

2. The Pledgee and the Pledgor entered into an Exclusive Service Agreement dated [Date of Agreement]; the Pledgor and the Pledgee entered into a Call Option Agreement and the Operating Rights Proxy Agreement dated [Date of Agreement];

3. As security for performance by the Pledgor of the Contract Obligations (as defined below), the Pledgor agrees to pledge all of his assets in Bakery to the Pledgee and grant the Pledgee the right to request for repayment in first priority.

THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

ARTICLE 1 – DEFINITION

1.1 Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“TRANSACTION AGREEMENTS” shall mean the Exclusive Service Agreement dated [Date of Agreement] between the Pledgor and the Pledgee; the Call Option Agreement and the Operating Rights Proxy Agreement dated [Date of Agreement] between the Pledgor and the Pledgee; as well as other agreements dated [Date of Agreement] between the Pledgor and the Pledgee, for performance of the above-mentioned agreements.

“BAKERY” means [Name of Bakery], an individually-owned business legally established and validly existing in China, whose operator is [Name of Pledgor], and registered address is [Address of Bakery], the unified social code is [Unified Social Code of Store].

“CONTRACT OBLIGATIONS” shall mean all contractual obligations of the Pledgor under the Transaction Agreements.

“DEBTOR” shall mean the debtors under provisions of the Transaction Agreements, including the Pledgor.

“CREDITORS” shall mean the creditors under provisions of the Transaction Agreements, including Xinjiang United Family and its successors.

“PRINCIPLE CREDITOR’S RIGHTS” shall mean the creditor’s rights owned by Creditors towards Debtor according to the Transaction Agreements.

“PLEADGED ASSET” shall mean the asset for Bakery’s business held by Pledgor.

“BREACHING EVENT” shall mean any breach by Pledgor of his Contract Obligations under the Transaction Agreements.

“PRC LAW” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region).

1.2 The references to any laws and regulations (the “LAWS”) herein shall be deemed:

(1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

ARTICLE 2 - ASSET PLEDGE

2.1 Pledgor hereby agrees to pledge the Pledged Asset, which he legally owns and has the right to dispose of, to the Pledgee according to the provisions hereof as security for performance of the Contract Obligations and repayment of the guaranteed liabilities. The Pledgee agree to accept such pledge.

2.2 Under the provisions of this Agreement, the guaranteed liabilities and guaranteed scope of the asset pledge include:

(1) All the obligations under the provisions of the Transaction Agreements, including but not limited to, all the principle and profit of the payable expenses to the Creditors under the provisions of the Transaction Agreement, and the payable interest penalties, compound interests, liquidated damages, compensations, as well as the expenses owed by the Debtor to the Creditors and the expenses to excise the Creditors rights and encumbrance rights, due to Breaching Events of the Debtor; and

(2) All the expenses for the exercise of the Debtor’ rights, including but not limited to litigation fees (or arbitration fees), lawyers’ fees, assessment fees, auction fees and travelling expenses, etc.

2.3 The Pledgor hereby undertakes that the pledged asset will be occupied by the Pledgee and will be in charge of by the assigned manager of the Pledgee after the Agreement came into effect, and secures that the Pledgee is the only pledgee of the pledged asset.

2.4 During the valid term of this Agreement, except for the willful misconduct or gross negligence of the Pledgee, the Pledgee shall not be liable in any way to, nor shall the Pledgor have any right to claim in any way or propose any demands on the Pledgee, in respect of the reduction in value of the Pledged Asset.

2.5 Only upon prior consent by Pledgee shall the Pledgor be able to increase the asset for Bakery’s business. Further asset purchased by the Pledgor in Bakery shall also be part of the Pledged Asset.

2.6 Upon prior written notice to the Pledgor, the Pledgee may transfer the main principle creditor’s rights as well as other rights and interests under this Agreement, without being required the consent of the Pledgor. The Pledgor shall do its best to cooperate with the Pledgee or the transferees to complete all the required approval or registration procedures.

ARTICLE 3 - TERM OF PLEDGE

3.1 The term of pledge shall terminate as of the latest date of the following:

(1) the secured debts in the scope of pledge is cleared off;

(2) The Pledgee exercises its pledge rights pursuant to provisions and conditions of this Agreement, in order to fully realize its principle creditor’s rights and other rights related to the guaranteed liabilities; or

(3) The Pledgor transferred all the pledged asset to the Pledgee according to the Call Option Agreement, or other entity or individual designated by it, no longer holding asset of Bakery.

3.2 In respect of asset interest of the Pledgor, upon full and complete performance by the Pledgor of all of the Contractual Obligations, the Pledgee shall, at the request of the Pledgor, release the pledge created on such asset under this Agreement, and shall return the pledged asset to the Pledgor.

ARTICLE 4 - REALIZATION OF RIGHT OF PLEDGE

4.1 Under any of the following circumstances, the Pledgee is entitled to exercise the rights of pledge immediately:

(1) Debtor violates any provisions of the Transaction Agreements or the Pledgor violates any provisions of this Agreement;

(2) The Pledgor or Debtor applies (or applied) for bankruptcy, reorganization or reconciliation, or is announced bankruptcy, reorganization or reconciliation, or dismissed, canceled, withdrawn, closed, suspended, out of business, merged, divided or there are other changes or similar circumstances concerning its structures.

(3) Other events detrimental to the Pledgee’s rights and interests happen to the Pledgor or Debtor.

4.2 The Pledgor and the Pledgee hereby agree that, in case of any Breaching Event, the Pledgee shall give written notice to the Pledgor. Unless the Breaching Event has been rectified, the Pledgee shall have the right to exercise all of the remedial rights and powers enjoyable by it under PRC Law, including but not limited to selling off and auctioning all or part of the pledged asset, publicly or privately.

4.3 The reasonable costs incurred by the Pledgee in connection with the exercise of any and all rights and powers set out above shall be borne by the Pledgor, and the Pledgee shall have the right to deduct the costs actually incurred from the proceeds that it acquires from the exercise of the rights and powers.

4.4 The proceeds that the Pledgee acquires from the exercise of the respective rights and powers shall be used in the priority order as follows:

-	First, to pay any cost incurred in connection with the disposal of the Pledged Asset and the exercise by the Pledgee of its respective rights and powers (including remuneration paid to its respective legal counsels and agents);

-	Second, to pay any taxes and levies payable for the disposal of the Pledged Asset; and

-	Third,	to repay the Pledgee for the Guaranteed Liabilities.

In case of any balance after payment of the above amounts, the Pledgee shall return the same to the Pledgor or other persons entitled thereto according to the relevant laws and rules or submit the same to the local notary institution where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgor).

4.5 The Pledgee shall have the option to exercise, simultaneously or in certain sequence, any of the remedies at breaching that it is entitled to in respect of the asset interest of Bakery held by the Pledgor. The Pledgor shall not oppose to whether the Pledgee exercises any part of the right to the pledge or the sequence of exercising the pledge interest.

ARTICLE 5 - FEES AND COSTS

All costs actually incurred in connection with the establishment of the Asset Pledge hereunder, including but not limited to stamp duties, any other taxes, all legal fees, shall be borne by the Pledgee.

ARTICLE 6 - RESTIRCTION ON RIGHTS

During existence of the right of pledge, unless with written consent of the Pledgee, the Pledgor shall not dispose of all or part of its pledged asset in any form (including but not limited to, sale, transfer, donation, re-pledge)

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES BY THE PLEDGOR

The Pledgor hereby, represents and warrants to the Pledgee as follows:

(1) The Pledgor is a PRC citizen with full capacity of disposition and has obtained due authorization to execute, deliver and perform this Agreement and can independently be a subject of actions;

(2) The Pledgor has full right and authorization to execute and deliver this Agreement and other documents relating to the transaction. He has full right and authorization to complete the transaction stipulated in this Agreement.

(3) This Agreement is legally and properly executed by the Pledgor. This Agreement is binding on him legally and effectively. According to provisions and conditions of this Agreement, this Agreement is enforceable on him.

(4) All certificates, documents and information submitted to the Pledgee by the Pledgor for execution and performance of this Agreement are true, correct and sufficient, with no concealment or fraudulence.

(5) Concerning the pledged asset, the Pledgor has full legal rights of ownership and disposition, as well as other rights and interests. There is no right of mortgage or pledge, or other burden of rights concerning the pledged asset.

(6) The execution, delivery and performance by the Pledgor of this Agreement are not in violation of or conflict with any laws applicable to him, or any agreement to which he is a party or which has binding effect on his assets.

(7) The pledged asset is not sealed up, distrained or frozen or otherwise disposed for asset preservation or performance, without any existing litigation, arbitration or administrative procedure concerning it. In addition, no such event would take place after execution of this Agreement.

(8) Notwithstanding the pledge under this Agreement, the Pledgor shall still comply with and perform all the obligations under the articles and/or relevant laws and government branches’ approval.

(9) The Pledgor would not take, or agree on, any actions or measures which are likely to be of detrimental effect on the Pledgor’ s rights, interests or pledged asset.

ARTICLE 8 - NOTICE

8.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2 The above-mentioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

ARTICLE 9 - DEFAULT LIABILITY

9.1 The Parties agree and confirm that, if any of the Parties (the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a “DEFAULT”). In such event any of the other Parties without default (a “NON-DEFAULTING PARTY”) who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to:

(1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or

(2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages.

9.2 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 10 - GOVERNING LAW AND DISPUTE RESOLUTION

10.1 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

10.2 Any disputes arising from and in connection with this Agreement shall be settled through consultations between the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to Urumqi Arbitration Commission for arbitration in Urumqi in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

10.3 Unless otherwise awarded by the arbitration commission, the losing party should bear all the arbitration or prepaid expenses (including but not limited to arbitration expense, arbitrator and lawyer’s fee, travelling expense).

ARTICLE 11 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Party by the force majeure event.

ARTICLE 12 – TRANSFER

12.1 The Pledgor shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from the Pledgee, and the Pledgee is entitled to transfer its rights and/or obligations to the third party designated by it after notifying the Pledgor.

12.2 As for transfer with the consent, this Agreement shall be binding on the legal successors of the Parties.

ARTICLE 13 - SEVERABILITY

Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

ARTICLE 14 - AMENDMENT AND SUPPLEMENT

Any amendment or supplement to this Agreement shall be made in writing and take effect as part of this Agreement when properly signed by the Parties, which shall have the same legal effect as this Agreement.

ARTICLE 15 - TEXT

This Agreement shall be prepared in the English language in two (2) original copies, with each involved Party holding one (1) copy hereof. Each original copy has the same legal effect.

ARTICLE 16 - MISCELLANEOUS

16.1 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

16.2 The titles of the Articles contained herein shall be for reference only, and in no circumstance shall such titles be used in or affect the interpretation of the provisions hereof.

[THE REMAINDER IS THE SIGNATURE PAGE]

IN WITNESS HEREOF, the following Parties have caused this Pledge Agreement to be executed as of the date and in the place first here above-mentioned.

[Name of Pledgor]

Signature by:	/s/ [Name of Pledgor]

Xinjiang United Family Trading Co., Ltd (Company chop)

Signed by:	/s/ Baolin Wang
Name:	Baolin Wang
Position:

Schedule of Material Differences

One or more person signed a pledge agreement under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Bakery	Name of Pledgor	Date of Agreement	ID Card No. of Pledgor	Address of Bakery	Unified Social Code of Store
1.	Urumqi Midong District George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 118, 1st FL, Baishang Shopping Center, 255 Suzhou East St., Gaoxin Dist., Urumqi, Xinjiang	[*]
2.	Shayibake District Yining Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	Store 1F1037, Shopping Center, Dehui Wanda Plaza, No. 405, Yining Rd., Shaybak Dist., Urumqi, Xinjiang	[*]
3.	Changji George Chanson Youhao Supermarket Bakery	Gang Li	May 2, 2020	[*]	1st FL, Youhaoshishang Shopping Center, Jianguo West Rd., Changji, Changji Prefecture, Xinjiang (Building 46, 2nd Hill, area 125)	[*]
4.	Changji George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Huijia Times, 198 Yanan North Rd., Changji, Changji Prefecture, Xinjiang	[*]
5.	Tianshan District Xinhua North Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Shopping Square, Hongshan Xinshiji, No. 38 North Xinhua Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
6.	Shayibake District Youhao South Rd. Chanson Bakery Store	Gang Li	May 2, 2020	[*]	1/F, Friendly, Baisheng, No. 668, Youhao South Rd., Shaibuk Dist., Urumqi, Xinjiang	[*]
7.	Tianshan District Xinmin Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	Shop No. 2, Rongsheng Garden, No. 81 Xinmin Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
8.	Tianshan District Minzhu Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, No. 148 Minzhu Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
9.	Tianshan District Jianquan No. 3 Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 215, Jianquan No. 3 Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
10.	Tianshan District Jiefang North Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 222, Jiefang North Rd., Tianshan Dist., Urumqi, Xinjiang 1F-2B	[*]
11.	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	Gang Li	May 2, 2020	[*]	1-43, Longhai Commercial Building, 499 Kashi West Rd., Urumqi Economic and Technological Development Zone, Xinjiang	[*]
12.	Xinshi District Liyushan South Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 66 Liyushan South Rd., Xinshi Area, Urumqi, Xinjiang	[*]
13.	Xinshi District Changchun South Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Youhaoshishang Shopping Center, No. 136 Changchun South Rd., East First Lane, Gaoxin Dist., Urumqi, Xinjiang	[*]
14.	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	Gang Li	May 2, 2020	[*]	3rd FL, Huijia Times, No. 147 Beijing Middle Rd., Xinshi Dist., Urumqi, Xinjiang	[*]
15.	Xinshi District Suzhou East Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 118, 1st FL, Baishang Shopping Center, 255 Suzhou East Street, Gaoxin Dist., Urumqi, Xinjiang	[*]

16.	Xinshi District Suzhou Rd. Xiaoxigou Chanson Bakery	Gang Li	May 2, 2020	[*]	Store No. 53, Xiaoxigou Pedestrian St., Suzhou Rd., Xincheng Dist., Urumqi, Xinjiang	[*]
17.	Xinshi District South No. 3 Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 169, Nanwei San Rd., Gaoxin Dist., Urumqi, Xinjiang	[*]
18.	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	Gang Li	May 2, 2020	[*]	[*]	[*]
19.	Shuimogou District South Nanhu Road George Chanson Bakery	Gang Li	June 17, 2020	[*]	1F, No. 68 Nanhu Rd., Shuimogou Dist., Urumqi, Xinjiang	[*]
20.	Xinshi District Hebei East Rd. George Chanson Bakery	Gang Li	October 14, 2020	[*]	No. 1046, 1/F, Vanguard Supermarket, No. 996 Hebei East Rd., Gaoxin Dist., Urumqi, Xinjiang	[*]
21.	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	Gang Li	November 6, 2020	[*]	No. 5009, 5/F, Degang Wanda Plaza, No. 268 Zhongya South Rd., Economic and Technological Development Zone, Urumqi, Xinjiang	[*]
22.	Shayibake District Karamay West Rd. Chanson Bakery	Gang Li	September 7, 2021	[*]	Shop No. 9-11, Hengchang Hengye Garden, No. 2557 Karamay West Street, Shayibak District, Urumqi, Xinjiang	[*]
23.	Shayibake District Qitai Rd. Hemeijia Chanson Bakery	Gang Li	December 4, 2021	[*]	No. JY-GQ-054, Floor 4, Urumqi Dehuiwanda Plaza, No. 133 Qitai Road, Shayibake District, Urumqi, Xinjiang	[*]
24.	Tianshan District Qingnian Rd. Chanson Bakery	Gang Li	December 11, 2021	[*]	No. 1F-6, No. 219 Qiannian Road, Tianshan District, Urumqi, Xinjiang	[*]
25.	Xinshi District Liyushan North Rd. Hemeijia Bakery	Gang Li	October 27, 2021	[*]	Shop No. S11-123, Commercial Building NO. S7-S11, Huafuli Community, No. 136 North Liyuanshan Road, Xinshi District, Urumqi, Xinjiang	[*]
26.	Xinshi District Changchun North Rd. Chanson Bakery	Gang Li	October 25, 2021	[*]	Shop No. 4050, Floor 4, Urumqi Wanda Plaza, No. 668 North Changchun Road, Xinshi District, Urumqi, Xinjiang	[*]
27.	Tianshan District Guangming Rd. Chanson Coffee Bakery	Gang Li	April 8, 2022	[*]	F5-009, Times Square, No. 39 Guangming Road, Tianshan District, Urumqi, Xinjiang	[*]
28.	Shayibake District Youhao North Rd. Chanson Coffee Bakery	Gang Li	February 23, 2023	[*]	Island Shop No. 110, 1st Floor, MM2 Shopping Center, No. 688 Youhao North Road, Shayibake District, Urumqi, Xinjiang	[*]
29.	Shihezi Hemeijia Bakery No.1	Hui Wang	May 2, 2020	[*]	Youhaoshishang Shopping Center, 91 Beishsan Rd., 40 Dist., Shihezi, Xinjiang	[*]